Biote Reports First Quarter 2026 Financial Results

Sales team expansion on track and nearing targeted level

Return to procedure growth expected in second half of 2026

First Quarter 2026 Financial Highlights

•
Revenue of $44.9 million
•
Gross profit margin of 68.9%
•
Net income of $2.7 million and diluted earnings per share attributable to biote Corp. stockholders of $0.06, compared to net income of $15.8 million and diluted earnings per share attributable to biote Corp. stockholders of $0.37 in the first quarter of 2025
•
Adjusted EBITDA1 of $8.7 million and Adjusted EBITDA margin1 of 19.4%

IRVING, TX–(BUSINESS WIRE)–May 6, 2026–Biote (NASDAQ: BTMD), a leader in innovative hormone optimization and healthy aging solutions that advance the healthspan of our practitioners’ patients, today announced financial results for the first quarter ended March 31, 2026.

“During the first quarter of 2026, we continued to advance our strategic priorities and remained focused on our key objective of restoring sustainable procedure revenue growth,” said Bret Christensen, Biote’s Chief Executive Officer. “Leading indicators of future performance, including the number of newly trained practitioners and new clinic growth, are moving in the right direction, reinforcing our conviction in our strategic initiatives. We remain committed to investing in our commercial organization, and I am pleased to report we are nearing our stated goal of approximately 120 sales representatives.”

Mr. Christensen continued, “First quarter financial results were impacted by supply constraints related to the voluntary recall of certain hormone pellet products. We are increasing inventory levels to ensure continuity of care throughout our clinic network. We continue to emphasize consistent operational execution, supporting our growing network of practitioners and positioning the company for durable, long-term growth.”

2026 First Quarter Financial Review

(All financial result comparisons made are against the prior-year period unless otherwise noted)

Total revenue was $44.9 million, a decrease of 8.3% from $49.0 million. Procedure revenue declined 13.2% to $31.3 million, and was impacted by the voluntary recall of certain hormone pellets shipped by Asteria Health. Dietary supplements revenue grew 19.1% to $11.0 million.

Gross profit margin was 68.9%, as compared to 74.3%, as a result of impacts from the voluntary recall, which included the sourcing of replacement products from our third-party pellet suppliers at higher costs and reduced manufacturing efficiencies at Asteria Health.

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1Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. Please see “Discussion of non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measure.

Operating income declined to $3.2 million, from $9.7 million. Operating income decreased due to lower sales and gross profit, as well as higher operating expenses.

Net income was $2.7 million and diluted earnings per share attributable to biote Corp. stockholders was $0.06, as compared to net income of $15.8 million and diluted earnings per share attributable to biote Corp. stockholders of $0.37. Net income included a gain of $2.1 million and $10.7 million for the first quarter of 2026 and 2025, respectively, due to changes in the fair value of the earnout liabilities.

Adjusted EBITDA of $8.7 million decreased 36.6% from $13.8 million, while Adjusted EBITDA margin declined to 19.4% from 28.1%. Both Adjusted EBITDA and Adjusted EBITDA margin decreased from the prior year quarter due to lower sales, reduced gross profit and higher operating expenses.

Summary and 2026 Financial Outlook

Mr. Christensen concluded, “I am pleased with the progress and structural improvements we have achieved as an organization over the trailing twelve months. Although we expect to continue to experience headwinds in the second quarter from our voluntary product recall, I believe our strategic actions and investments are laying the groundwork for improved financial performance as the year progresses. As we expect our commercial investments to begin to translate into productivity gains, we continue to anticipate a return to procedure revenue growth in the second half of the year, consistent with our 2026 guidance provided in March.”

($ in millions)	2026 Guidance
Revenue	Above $190 million
Adjusted EBITDA[2]	Above $38 million

•
Procedure revenue is expected to return to growth in the second half of 2026, unchanged from prior guidance. Based on current trends, we now expect first half procedure revenue growth to be moderately lower than previously forecast due to the temporary impact of the voluntary product recall and related supply constraints.
•
2026 Dietary supplements revenue is expected to grow at a mid to high single digit rate from 2025, unchanged from prior guidance.

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2 Please see “Forward-Looking Non-GAAP Financial Measures" below for additional information about forward-looking Adjusted EBITDA.

Conference Call:

Biote management will host a conference call to review these results and provide a business update beginning at 5:00 p.m. ET on Wednesday, May 6, 2026. To access the conference call by telephone, please dial (844) 481-2820 (U.S toll-free) or (412) 317-0679 (International). To access a live webcast of the call, interested parties may use the following link: biote Corp. First Quarter Earnings Call. A replay of the webcast will be available on the Events page of the Biote Investor Relations website, at ir.biote.com, shortly after the event concludes.

Discussion of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, Biote has disclosed Adjusted EBITDA, a non-GAAP financial measure that it calculates as net income before interest, taxes and depreciation and amortization, further adjusted to exclude stock-based compensation, litigation expenses, legal settlements, inventory fair value write-up, transaction-related expenses, restructuring-related expenses, certain other expenses, merger and acquisition expenses, fair value adjustments to certain equity instruments classified as liabilities and other expenses. Below we have provided a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure.

We present Adjusted EBITDA and Adjusted EBITDA margin because it is a key measure used by our management to evaluate our operating performance, generate future operating plans and determine payments under compensation programs. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA and Adjusted EBITDA margin do not reflect cash capital expenditure requirements for such replacements of our assets;
•
Adjusted EBITDA and Adjusted EBITDA margin do not reflect changes in, or cash requirements for, our working capital needs; and
•
Adjusted EBITDA and Adjusted EBITDA margin do not reflect tax payments that may represent a reduction in cash available to us.

In addition, Adjusted EBITDA and Adjusted EBITDA margin are subject to inherent limitations as it reflects the exercise of judgment by Biote’s management about which expenses are excluded or included. A reconciliation is provided in the financial statement tables included below in this press release for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA and Adjusted EBITDA margin alongside other financial performance measures, including net income and our other GAAP results.

Forward-Looking Non-GAAP Financial Measures

The Company does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of certain information needed to calculate reconciling items. For example, the Company has not included a reconciliation of projected Adjusted EBITDA to GAAP net income (loss), which is the most directly comparable GAAP measure, for the periods presented in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company’s projected Adjusted EBITDA excludes certain items that are inherently uncertain and difficult to predict including, but not limited to, share-based compensation expense, income taxes, due diligence expenses and legal expenses. Due to the variability, complexity and limited visibility of the adjusting items that would be excluded from projected Adjusted EBITDA in future periods, management does not forecast them for internal use and therefore cannot create a quantitative projected Adjusted EBITDA to GAAP net income (loss) reconciliation for the periods presented without unreasonable efforts. A quantitative reconciliation of projected Adjusted EBITDA to GAAP net income (loss) for the periods presented would imply a degree of precision and certainty as to these future items that does not exist and could be confusing to investors. From a qualitative perspective, it is anticipated that the differences between projected Adjusted EBITDA to GAAP net income (loss) for the periods presented will consist of items similar to those described in the financial tables later in this release, including, for example and without limitation, share-based compensation expense, income taxes, due diligence expenses and legal expenses. The timing and amount of any of these excluded items could significantly impact the Company’s GAAP net income (loss) for a particular period. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis.

About Biote

Biote advances the healthspan of our Practitioners’ patients by providing innovative hormone optimization and healthy aging solutions. Through our network of Biote certified providers, we collaborate with leading clinicians to restore vitality and promote vibrant aging.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “may,” “can,” “should,” “will,” “outlook,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “hope,” “believe,” “seek,” “target,” “continue,” “could,” “might,” “ongoing,” “potential,” “predict,” “would” and other similar expressions, are intended to identify forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual results or developments to differ materially from those expressed or implied by such forward-looking statements, including but not limited to: our investment in our sales and technology capabilities and its anticipated benefits on our business; anticipated benefits and successful execution of our organizational restructuring; the success of our dietary supplements to attain significant market acceptance among clinics, practitioners and their patients; our ability and the ability of certain third parties to effectively support the manufacturing of bio-identical hormones for prescribers; our and our customers’ sensitivity to regulatory, economic, environmental and competitive conditions in certain geographic regions; our ability to increase the use by practitioners and clinics of the Biote Method at the rate that we anticipate or at all; our ability to grow our business; the significant competition we face in our industry; the impact of strategic acquisitions and the implementation of our growth strategies; our ability to protect our intellectual property; the heavy regulatory oversight in our industry; changes in applicable laws or regulations; changes to international tariffs, U.S. trade policy or similar government actions; geopolitical tensions; the inability to profitably expand in existing markets and into new markets; the possibility that we may be adversely impacted by other economic, business and/or competitive factors, including the impact of hurricane and other natural disasters; and future exchange and interest rates. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and other risks and uncertainties described in the “Risk Factors” section of Biote’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on March 13, 2026, and other documents filed by Biote from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Biote assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Biote does not give any assurance that it will achieve its expectations.

Financial Tables

Biote Corp.

Condensed Consolidated Balance Sheets (In Thousands) (Unaudited)

	March 31,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$5,320	$24,123
Accounts receivable, net	7,397	6,868
Inventory, net	19,881	19,064
Other current assets	3,758	4,615
Total current assets	36,356	54,670
Property and equipment, net	10,701	10,753
Capitalized software, net	5,074	4,525
Goodwill	5,833	5,833
Intangible assets, net	3,957	4,266
Operating lease right-of-use assets	2,558	2,701
Deferred tax assets, net	24,481	24,793
Other non-current assets	72	72
Total assets	$89,032	$107,613

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$8,236	$6,826
Accrued expenses	10,282	9,806
Term loan, current	6,250	6,250
Deferred revenue, current	2,848	3,017
Operating lease liabilities, current	610	592
Share repurchase liabilities	—	18,500
Total current liabilities	28,226	44,991
Term loan, net of current portion	94,425	95,782
Revolving loans	5,000	5,000
Deferred revenue, net of current portion	922	1,097
Operating lease liabilities, net of current portion	2,137	2,298
Other non-current liability	124	344
TRA liability	4,190	4,386
Earnout liabilities	1,963	4,112
Total liabilities	136,987	158,010
Commitments and contingencies
Stockholders’ Deficit
Preferred stock	—	—
Class A common stock	3	3
Class V voting stock	1	1
Additional paid-in capital	—	—
Accumulated deficit	(46,032)	(49,549)
Accumulated other comprehensive loss	(27)	(29)
Treasury stock, at cost	(10,036)	(8,965)
biote Corp.’s stockholders’ deficit	(56,091)	(58,539)
Noncontrolling interest	8,136	8,142
Total stockholders’ deficit	(47,955)	(50,397)
Total liabilities and stockholders’ deficit	$89,032	$107,613

Biote Corp.

Condensed Consolidated Statements of Operations and Comprehensive Income (In Thousands, except share and per share amounts) (Unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue:
Product revenue	$43,895	$47,025
Service revenue	1,040	1,967
Total revenue	44,935	48,992
Cost of revenue
Cost of products	12,745	11,654
Cost of services	1,237	956
Cost of revenue	13,982	12,610
Selling, general and administrative	27,787	26,692
Income from operations	3,166	9,690
Other income (expense), net:
Interest expense, net	(1,972)	(2,905)
Gain from change in fair value of earnout liabilities	2,149	10,688
Other income (expense), net	(5)	(18)
Total other income (expense), net	172	7,765
Income before provision for income taxes	3,338	17,455
Income tax expense	662	1,616
Net income	2,676	15,839
Less: Net income attributable to noncontrolling interest	399	2,121
Net income attributable to biote Corp. stockholders	$2,277	$13,718

Other comprehensive income (loss):
Foreign currency translation adjustments	2	(4)
Other comprehensive income (loss)	2	(4)
Comprehensive income	$2,678	$15,835

Net income per common share
Basic	$0.07	$0.44
Diluted	$0.06	$0.37
Weighted average common shares outstanding
Basic	30,646,356	31,485,777
Diluted	35,995,490	36,952,961

Biote Corp.

Condensed Consolidated Statements of Cash Flows (In Thousands) (Unaudited)

	Three Months Ended March 31,
	2026	2025
Operating Activities
Net income	$2,676	$15,839
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	980	857
Bad debt (recovery) expense	(433)	773
Amortization of debt issuance costs	206	211
Provision for (recovery of) obsolete inventory	(1,118)	442
Non-cash lease expense	143	133
Non-cash interest on share repurchase liability	—	1,065
Share-based compensation expense	1,758	2,127
Gain from change in fair value of earnout liabilities	(2,149)	(10,688)
Deferred income taxes	(206)	508
Changes in operating assets and liabilities:
Accounts receivable	(96)	(907)
Inventory	301	952
Other assets	857	545
Accounts payable	1,410	(2,478)
Deferred revenue	(344)	(28)
Accrued expenses	256	(2,665)
Payments pursuant to TRA	(196)	(93)
Operating lease liabilities	(143)	(126)
Net cash provided by operating activities	3,902	6,467
Investing Activities
Purchases of property and equipment	(362)	(1,630)
Purchases of capitalized software	(806)	(218)
Net cash used in investing activities	(1,168)	(1,848)
Financing Activities
Repurchases of Class A common stock	(1,071)	—
Borrowings on revolving loans	7,500	—
Repayments on revolving loans	(7,500)	—
Principal repayments on term loan	(1,563)	(1,563)
Payments on repurchase liability	(18,500)	—
Distributions	(405)	(694)
Net cash used in financing activities	(21,539)	(2,257)
Effect of exchange rate changes on cash and cash equivalents	2	(4)
Net increase (decrease) in cash and cash equivalents	(18,803)	2,358
Cash and cash equivalents at beginning of period	24,123	39,342
Cash and cash equivalents at end of period	$5,320	$41,700
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$1,758	$2,016
Cash paid for income taxes	$120	$2

Biote Corp.

Reconciliation of Adjusted EBITDA to Net Income (Unaudited)

The following table presents a reconciliation of net income to Adjusted EBITDA, as well as the calculation of net income margin and Adjusted EBITDA margin, for each of the periods indicated.

	Three Months Ended
	March 31,
(in thousands)	2026	2025
Net income	$2,676	$15,839
Interest expense, net(1)	1,972	2,905
Income tax expense	662	1,616
Depreciation and amortization(2)	980	857
Share-based compensation expense(3)	1,758	2,127
Litigation expenses-former owner(4)	2	150
Litigation-other(5)	702	465
Legal settlement and related expenses(6)	525	36
Other expenses(7)	1,487	335
Merger and acquisition expenses(8)	110	110
Gain from change in fair value of earnout liabilities	(2,149)	(10,688)
Adjusted EBITDA	$8,725	$13,752
Total revenue	$44,935	$48,992
Net income margin(9)	6.0%	32.3%
Adjusted EBITDA margin(10)	19.4%	28.1%
(1)
Represents cash and non-cash interest on our debt obligations, commitment fees on the unused portion of our Revolving Loans, net of interest income earned on our money market account. For the three months ended March 31, 2025, interest expense, net included $1.1 million of accreted interest related to the share repurchase liability. There was no accreted interest for the three months ended March 31, 2026.
(2)
Represents depreciation expense on property and equipment, amortization expense on capitalized software and amortization expense on purchased intangible assets. Depreciation expense of $0.2 million and $0.01 million was included in cost of products for the three months ended March 31, 2026 and 2025, respectively.
(3)
Represents employee compensation expense associated with equity-based stock awards. This includes expense associated with equity incentive instruments including phantom stock awards, stock options and restricted stock units.
(4)
Represents legal expenses to defend the Company against claims asserted by the Company’s former owner.
(5)
Represents litigation expenses other than those incurred in connection with claims asserted by the Company’s former owner that are not related to the Company’s ongoing business.
(6)
Represents legal expenses incurred in connection with litigation settlement gains or losses.
(7)
Represents $1.5 million incurred during the three months ended March 31, 2026 related to the January 2026 voluntary recall and primarily consists of $0.9 million impact to cost of revenue and $0.4 million of selling, general and administrative costs. For the three months ended March 31, 2025, this represents strategic consulting and legal expenses related to the recent CEO transition of $0.3 million and a realized foreign currency loss of less than $0.01 million.
(8)
Represents legal fees totaling $0.1 million incurred during the three months ended March 31, 2026 related to strategic opportunities to expand the business. Represents legal fees and professional fees totaling $0.1 million incurred during the three months ended March 31, 2025 to finalize the purchase price allocation of Asteria Health and for other strategic opportunities to expand the business.
(9)
Net income margin is defined as net income divided by total revenue.
(10)
Adjusted EBITDA margin is defined as adjusted EBITDA divided by total revenue.

Investor Relations:

Eric Prouty

AdvisIRy Partners

eric.prouty@advisiry.com

Media:

Press@biote.com